                                                                  Exhibit (a)(4)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                      OF
                               CCH INCORPORATED
                                      TO
                           WK ACQUISITION SUB, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               WOLTERS KLUWER NV

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $1.00 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Shares"), of CCH Incorporated, a Delaware corporation, are not immediately available, (ii) if certificates for Shares and all other required documents cannot be delivered to Morgan Guaranty Trust Company of New York, as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

         By Mail:                                                  By Hand:
   Morgan Guaranty Trust Company       Morgan Guaranty Trust Company      Morgan Guaranty Trust Company
      Corporate Reorganization                  of New York                        of New York
            PO Box 8216                c/o State Street Bank and Trust    c/o State Street Bank and Trust
         Boston, MA 02266                       61 Broadway                    225 Franklin Street
                                       Concourse Level, Morgan Window           Concourse Level
                                               New York, NY                        Boston, MA

     By Overnight Courier:                           By Facsimile Transmission:
  Morgan Guaranty Trust Company                              (617) 774-4519
c/o State Street Corporate Reorganization                 Confirm by Telephone:
       500 Victory Road                                      (617) 774-4501
        Marina Bay MB2
     N. Quincy, MA 02171

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to WK Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Wolters Kluwer nv, a corporation organized under the laws of The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 1, 1995 (the "Offer to Purchase"), and in the related Letters of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase.

Number of shares of CLASS A COMMON       Area Code and Telephone Number(s):____
STOCK:______________________________

                                         Certificate No. for shares (if
------------------------------------     available)____________________________

Number of shares of CLASS B COMMON       --------------------------------------
STOCK:______________________________

                                         Signature(s):_________________________
------------------------------------

                                         --------------------------------------
Name(s) of Record Holder(s):________

                                         Dated:________________________________
------------------------------------

                                         If Shares will be delivered by book-
------------------------------------     entry transfer, check one box and
        PLEASE TYPE OR PRINT             provide account number:
                                         [_] The Depository Trust Company
Address(es):________________________     [_] Midwest Securities Trust Company
                                         [_] Philadelphia Depository Trust
------------------------------------     Company
                          (Zip Code)     Account Number:_______________________


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (pursuant to the procedures set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase), in any such case together with the appropriate Letter(s) of Transmittal (or manually signed facsimile(s) thereof), properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and any other documents required by the Letter(s) of Transmittal, within three trading days after the date of execution hereof. A trading day is any day on which the Nasdaq National Market is open for business.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the appropriate Letter(s) of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ______________________     ------------------------------------
Address: ___________________________             AUTHORIZED SIGNATURE
------------------------------------     Name:_________________________________
                          (Zip Code)     Title:________________________________
Area Code and Tel. No.:_____________     Date:_________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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